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                                                                    Exhibit 99.1


[GENCORP LOGO]

                                                              Rosemary B. Younts
                                                          Sr. VP, Communications
                                                                  (916) 351-8650
                                                                  (916) 804-7820
NEWS RELEASE
                                                                    Yasmin Seyal
                                                                 Sr. VP, Finance
                                                                  (916) 351-8585


                                                           FOR IMMEDIATE RELEASE



           GENCORP ANNOUNCES APPOINTMENT OF NEW REAL ESTATE PRESIDENT
                   DURING ANALYST CONFERENCE CALL ON EARNINGS



         SACRAMENTO, CALIFORNIA, March 7, 2002 - GenCorp (NYSE: GY) has announced that William Purdy, Jr. has been appointed as President of Real Estate for the Company, effective March 15, 2002. The announcement was made during the Company's analyst conference call held yesterday for fourth quarter/full year 2001 earnings and restatement of financial results for prior quarters in 2001 and fiscal years 2000 and 1999.

         Purdy was previously the Managing Director of Development for Transwestern Property Company of Houston, TX. He brings over 25 years of experience in all aspects of real estate and land development to this newly created position.

         "I am very pleased to welcome Bill to GenCorp. His expertise comes at a highly opportune time when real estate strategies related to our substantial property holdings in Sacramento are just evolving. Bill will be responsible for defining and implementing development opportunities that will allow us to utilize our real estate assets in ways that create the greatest value for our shareholders," said Bob Wolfe, Chairman and CEO.

         While with Transwestern, Purdy oversaw all aspects of principal development for projects involving 2.6 million square feet of industrial, 2.9 million square feet of office and significant retail space, located in eight states, including California and Washington D.C. He successfully raised $450 million of capital from joint venture partners and lenders. Prior to Transwestern, Purdy was President and Chief Executive Officer for Metropolitan Structures in Chicago, IL, from 1974 to 1995, responsible for asset management, strategic planning, partner relationships, lender negotiations, as well as project design and construction. From 1970 to 1974, he served as General Manager, Southwest Region Realty Group for Boise Cascade Corporation. A 1966 graduate in
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Engineering from Rensselaer Polytechnic Institute, Purdy holds an MBA from
Harvard Business School.

         Purdy joins GenCorp just after the Company received federal and state regulatory approval this past December of an agreement that, in addition to modernizing and streamlining the Aerojet Sacramento Superfund process, will carve out approximately 2,600 acres of clean land from the Superfund site designation. The agreement is expected to be approved by the U.S. Federal District Court in Sacramento as early as April of this year.

         The 2,600 acres are uniquely located along a major highway corridor in East Sacramento County and represent one of the largest remaining tracts of developable land in a region that is among the top ten growth and investment communities in the U.S. It is ideally suited, and already entitled for office, commercial and light industrial development.

     The analyst call was broadcast live on the Internet over the Company's Web site, www.GenCorp.com. A replay of the conference call will be available through March 14, 2002. The Company's earnings release was issued earlier that morning, and a copy can be obtained on the GenCorp Web site or by calling Christina Perez at 916-355-6956.

     Among other matters discussed at the conference call were:

- Management provided an estimate for fiscal year 2002 earnings per share in the range of $0.90 to $1.00, and said additional guidance for 2002 would be provided when first quarter earnings results are issued later in March.

- Management projected an effective income tax rate for fiscal year 2002 of 39 percent.

- In response to a question, management indicated that pre-tax pension income flowing through the income statement is expected to be approximately $39 million in fiscal year 2002.


FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. All statements in this release and in subsequent discussions with the Company's management, other than historical information, may be deemed to be forward-looking statements. A variety of factors, which are listed in the forward-looking statements section of Management's Discussion and Analysis of Financial Condition and Results of Operations in the Company's 2000 Annual Report on Form 10-K and the Company's Quarterly Report on Form 10-Q for the Quarter Ended August 31, 2001, both of which have been filed with the U.S. Securities and Exchange Commission, could cause actual results or outcomes to differ materially from those expected by the Company and expressed in the Company' forward-looking statements. Such factors include, but are not limited to:
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-    The reaction of the Company's employees, shareholders, customers and lenders to the restatement of certain of the Company's financial statements, including any litigation arising out of such restatement;

-    The ability of the Company to secure additional financing;

- General economic conditions and trends affecting the Company's markets and product offerings;

- Changes in the short-term and long-term plans of major customers and potential customers;

- Governmental and regulatory policies, including environmental regulations, and increases in the amount or timing of environmental remediation and compliance costs;

- An unexpected adverse result in the toxic tort or other litigation, proceeding or investigation pending against the Company;

-    The Company's acquisition, disposition and joint venture activities;

- Vehicle sales and production rates of major automotive programs in the U.S. and abroad, particularly vehicles for which the Company supplies components;

- Department of Defense, NASA and other funding for certain aerospace programs;

-    Future funding for commercial launch vehicles;

- The ability of the Company to achieve the anticipated savings from restructuring and other financial management programs;

- The ability of the Company to successfully complete the entitlement process and related pre-development activities for its real estate in Northern California;

-    The market for the Company's real estate in Northern California;

- Fluctuations in exchange rates of foreign currencies and other risks associated with foreign operations;

- The ability of the Company to satisfy contract performance criteria, including due dates;

- The ability of the Company to maintain a high level of product performance, particularly related to the continued success of the Company's launch vehicle platforms;

- An adverse decision in any patent infringement suit, or settlement of a patent infringement suit impacting Aerojet Fine Chemicals' right to utilize new technology;

-    Intensified competition from the Company's competitors;

- Pricing pressures from the Company's major customers, particularly in the GDX Automotive segment;

- The ability of the Company to successfully defend its position that there are no purchase price adjustments for Aerojet's EIS business, a business which was sold to Northrop Grumman in 2001;

- Potential liabilities which could arise from any release or explosion of dangerous materials;

- Work stoppages at a Company facility or in the facility of one of the Company's significant customers; and,

-    Cost escalation and availability of power in Northern California.

     Additional risk factors are included in the Company's Fiscal Year Form 10-K filed with the Securities and Exchange Commission on March 6, 2002 and may be described from time to time in the Company's other filings with the U.S. Securities and Exchange Commission. All such risk factors are difficult to predict, contain material uncertainties that may affect actual results, and may be beyond the Company's control.

     GenCorp is a technology-based manufacturer with leading positions in the aerospace and defense, pharmaceutical fine chemicals and automotive industries. Additional information about GenCorp can be obtained by visiting the Company's web-site at http://www.GenCorp.com.

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